                                                                     EXHIBIT 4.5

Registered                                                       $
No. FLR-                                                     CUSIP

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                              ___________________

                                CSX CORPORATION

                          Medium-Term Note, Series B
                                (Floating Rate)

                           PERMANENT GLOBAL SECURITY

                               ________________

ISSUE DATE:                                 PRINCIPAL AMOUNT:

INITIAL INTEREST RATE:                      MATURITY DATE:

INDEX MATURITY:                             SPREAD (plus or minus):

INTEREST RATE BASIS:                        INTEREST PAYMENT PERIOD:
    ____ Commercial Paper Rate
    ____ LIBOR                              SPREAD MULTIPLIER:
    ____ Treasury Rate
    ____ CD Rate                            INTEREST RATE RESET PERIOD:
    ____ Federal Funds Effective Rate
    ____ Prime Rate                         INTEREST DETERMINATION DATE(S):
    ____ CMT Rate
                                            CALCULATION DATES:
MAXIMUM INTEREST RATE:
                                            CALCULATION AGENT:
MINIMUM INTEREST RATE:
                                            INVERSE FLOATING RATE SECURITY:
INTEREST RESET DATE(S):
                                            FIXED INTEREST RATE: __________%
INTEREST PAYMENT DATES:
                                            DESIGNATED LIBOR PAGE:
REGULAR RECORD DATES:
                                            INDEX CURRENCY:
REDEEMABLE AT OPTION OF:
                                            DESIGNATED CMT TELERATE PAGE:
REDEMPTION DATE(S):
                                            DESIGNATED CMT MATURITY INDEX:
REDEMPTION PRICE(S):
                                            OTHER TERMS:

         THIS SECURITY IS A PERMANENT GLOBAL SECURITY, WITHOUT COUPONS, EXCHANGEABLE FOR ONE OR MORE DEFINITIVE REGISTERED SECURITIES OF THIS SERIES, WITHOUT COUPONS, AT THE PRINCIPAL OFFICE OF THE SECURITY REGISTRAR IN NEW YORK ONLY UNDER THE CIRCUMSTANCES DESCRIBED HEREIN. THE RIGHTS ATTACHING TO THIS PERMANENT GLOBAL SECURITY AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE REGISTERED SECURITIES OF THIS SERIES ARE AS SPECIFIED HEREIN AND IN THE INDENTURE. TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE. IN ADDITION, THE DEPOSITARY MAY NOT SELL, ASSIGN, TRANSFER OR OTHERWISE CONVEY ANY BENEFICIAL INTEREST IN THIS PERMANENT GLOBAL SECURITY UNLESS SUCH BENEFICIAL INTEREST IS IN AN AMOUNT EQUAL TO AN AUTHORIZED DENOMINATION FOR SECURITIES OF SUCH SERIES, AND THE DEPOSITARY, BY ACCEPTING THIS PERMANENT GLOBAL SECURITY, AGREES TO BE BOUND BY THE PROVISIONS HEREOF.

         NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS PERMANENT GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

         This permanent global Security is one of a duly authorized issue of securities (herein called the "Securities") of CSX Corporation, a Virginia corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), unlimited in aggregate principal amount, issued and to be issued in one or more series under an Indenture, dated as of August 1, 1990, between the Company and The Chase Manhattan Bank, Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture (as hereinafter defined)), as supplemented by a First Supplemental Indenture dated as of June 15, 1991, a Second Supplemental Indenture dated as of May 6, 1997 and a Third Supplemental Indenture dated as of April 22, 1998, to which indenture and all indentures supplemental hereto (the indenture as supplemented being herein called the "Indenture") reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This permanent global Security is one of the series of Securities designated on the first page hereof, of an aggregate initial principal amount equal to the Principal Amount shown above (the "Principal Amount"), with the Interest Payment Dates, Issue Date, and Maturity Date specified herein and bearing interest on said Principal Amount at the interest rate specified herein. The Securities of this series may be issued from time to time with varying maturities, interest rates and other terms.

         The Company, for value received, hereby promises to pay to Cede & Co., as nominee for the Depositary, or registered assigns, the Principal Amount hereof on the Maturity Date shown above, and to pay interest thereon, from the Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, provided, however that interest on a Security with daily or weekly Interest
--------  -------
Reset Dates, shall be paid from the day following the most recent Regular Record Date, at a rate per annum equal to the Initial Interest Rate shown above until the first Interest Reset Date shown above following the Issue Date shown above and thereafter in accordance with the provisions below under the headings "Determination of Commercial Paper Rate", "Determination of LIBOR", "Determination of Treasury Rate", "Determination of CD Rate", "Determination of Federal Funds Effective Rate", "Determination of Prime Rate", or "Determination of CMT Rate", depending upon whether the Interest Rate Basis is the Commercial Paper Rate, LIBOR, Treasury Rate, CD Rate, Federal Funds Effective Rate, Prime Rate or CMT Rate as indicated above, until the principal hereof is paid or duly made available for payment. Interest will be payable on each Interest Payment Date and at Maturity, commencing with the first Interest Payment Date after the Issue Date shown above, unless the Issue Date is between a Regular Record Date and an Interest Payment Date, in which case, the first payment of interest hereon shall be made on the second Interest Payment Date following such Regular Record Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the date 15 calendar days prior to each Interest Payment Date, whether or not a Market Day (as defined below). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this permanent global Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Notwithstanding the foregoing, interest payable on this Security at Maturity will be payable to the person to whom principal shall be payable.

         The rate of interest on this Security will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each, an "Interest Reset Date"), as specified on the first page hereof. Unless otherwise specified on the first page hereof, the Interest Reset Date will be as follows: if this Security resets daily, each Market Day; if this Security (other than Treasury Rate Securities) resets weekly, the Wednesday of each week; in the case of Treasury Rate Securities which reset weekly, the Tuesday of each week; if this Security resets monthly, the third Wednesday of each month; if this Security resets quarterly, the third Wednesday of March, June, September and December; if this Security resets semi-annually, the third Wednesday of two months of each year which are six months apart, as specified on the first page hereof; and if this Security resets annually, the third Wednesday of one month of each year, as specified on the first page hereof; provided, however, that the interest rate in
                                    --------  -------
effect from the Issue Date of this Security (or any predecessor Security) to the first Interest Reset Date will be the Initial Interest Rate. If any Interest Reset Date for this Security would otherwise be a day that is not a Market Day, the Interest Reset Date for such Security shall be the next succeeding Market Day, except that in the case of a LIBOR Note, if such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day. "Initial Interest Rate" means the rate at which this Security will bear interest from its Issue Date to the first Interest Reset Date, as indicated on the first page hereof.

    If this Security is designated on the first page hereof as an "Inverse Floating Rate Security", then, unless otherwise described herein, this Security will bear interest at a floating interest rate equal to the Fixed Interest Rate indicated on the first page hereof minus the rate determined by reference to the applicable Interest Rate Basis specified on the first page hereof (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified on the first page hereof, the interest rate hereon will not be less than zero.

Determination of Commercial Paper Rate
--------------------------------------

         If the Interest Rate Basis specified on the first page hereof is the Commercial Paper Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the Commercial Paper Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the first page hereof, as determined on the applicable Interest Determination Date.

         "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate quoted on a discount basis on such date for commercial paper having the Index Maturity specified on the first page hereof as published in H.15(519) under the heading "Commercial Paper-Nonfinancial". If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified on the first page hereof as published in Composite Quotations under the heading "Commercial Paper". If such rate is not published in H.15(519) or in Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, the Commercial Paper Rate for that Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on that Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the first page hereof placed for a nonfinancial entity whose senior unsecured bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers so selected by
                          --------  -------
the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

         "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

         Money Market Yield =              D x 360           x   100
                                   ------------------------
                                        360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         "Composite Quotations" means the daily statistical release entitled "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication, published by the Federal Reserve Bank of New York.
"Index Maturity" means, with respect to this Security, the period to maturity of the instrument or obligation on which the interest rate index is based, as indicated on the first page hereof. "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System.

Determination of LIBOR
----------------------

         If the Interest Rate Basis specified on the first page hereof is LIBOR, the interest rate with respect to this Security for any Interest Reset Date shall be LIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the first page hereof, as determined on the applicable Interest Determination Date.

         LIBOR means the rate determined by the Calculation Agent in accordance with the following provisions:

         (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified on the first page hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified in such Pricing Supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the first page hereof as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified on the first page hereof, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

         (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified on the first page hereof, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity specified in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

    "Index Currency" means the currency or composite currency specified on the first page hereof as to which LIBOR shall be calculated. If no such currency or composite currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars.

    "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the first page hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the first page hereof (or any other page as may replace such page or such service (or any successor service)) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified on the first page hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the first page hereof as the method for calculating LIBOR, the display on Dow Jones Markets Limited (or any successor service) on page 3750 if the U.S. dollar is the Index Currency or with respect to any other Index Currency, on the page specified in such Pricing Supplement (or any other page as may replace such page or such service (or any successor service)) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

Determination of Treasury Rate
------------------------------

         If the Interest Rate Basis specified on the first page hereof is the Treasury Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the Treasury Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the first page hereof, as determined on the applicable Interest Determination Date.

         "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the first page hereof as published in H.15(519) under the heading "Treasury Bills-Auction Average (Investment)" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury bills (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. If the results of the auction of Treasury bills having the Index Maturity specified on the first page hereof are not reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers (each a "Reference Dealer") selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however that if the Reference
                                         --------- -------
Dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Interest Determination Date.

Determination of CD Rate
------------------------

         If the Interest Rate Basis specified on the first page hereof is the CD Rate, the interest rate with respect to this Security shall be the CD Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the first page hereof, as determined on the applicable Interest Determination Date.

         "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the first page hereof as published in H.15(519) under the heading "CDs (Secondary Market)." If such rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate will be the rate on such CD Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the first page hereof as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is not published in H.15(519) or in Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate for such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable U.S. dollar certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the first page hereof in an amount that is representative for a single transaction in that market at that time; provided,
                                                                     --------
however, that if the dealers so selected by the Calculation Agent are not
-------
quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date.

Determination of Federal Funds Effective Rate
---------------------------------------------

         If the Interest Rate Basis specified on the first page hereof is the Federal Funds Effective Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the Federal Funds Effective Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the first page hereof, as determined on the applicable Interest Determination Date.

         "Federal Funds Effective Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on that date for Federal Funds having the Index Maturity specified on the first page hereof as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not so published by 9:00 A.M., New York City time, on the related Calculation Date, then the Federal Funds Effective Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in H.15(519) or in Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Effective Rate for such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that
                                                        --------  -------
if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Effective Rate will be the Federal Funds Effective Rate in effect on such Federal Funds Interest Determination Date.

Determination of Prime Rate
---------------------------

         If the Interest Rate Basis specified on the first page hereof is the Prime Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the Prime Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the first page hereof, as determined on the applicable Interest Determination Date.

         "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the
--------  -------
Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on such Prime Interest Determination Date.

         "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuter Monitor Money Rates Service (or any successor service) or such other page as may replace the USPRIME1 Page on the Reuter Monitor Money Rates Service (or any successor service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Determination of CMT Rate
-------------------------

         If the Interest Rate Basis specified on the first page hereof is the CMT Rate, the interest rate with respect to this Security for any Interest Reset Date shall be the CMT Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the first page hereof, as determined on the applicable Interest Determination Date.

         Unless otherwise specified on the first page hereof, "CMT Rate" means, with respect to any CMT Rate Interest Determination Date, the rate displayed on the Designated CMT Telerate Page under the caption " . . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified on the first page hereof, for the week or the month, as applicable, ended immediately preceding the week or month, as applicable, in which the related

CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three Reference Dealers in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining maturity closest to the Index Maturity specified on the first page hereof and in an amount that is representative for a single transaction in that market at that time. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity and will use such quotations to calculate the CMT Rate as set forth above.

         "Designated CMT Telerate Page" means the display on Dow Jones Markets Limited (or any successor service) on the page specified on the first page hereof (or any other page as may replace such page on that service (or any successor service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the first page hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either one, two, three, five, seven, 10, 20 or 30 years) specified on the first page hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the first page hereof, the Designated CMT Maturity Index shall be two years.

         Unless otherwise specified on the first page hereof under "Other Terms", all percentages resulting from any calculation on this Security will be rounded, if necessary, to the nearest one- hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g.,
                                                                       - -
9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544%
(or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation on this Security will be rounded to the nearest cent (with one-half cent being rounded upwards).

         The Interest Determination Date pertaining to an Interest Reset Date for (a) a Commercial Paper Rate Security (the "Commercial Paper Interest Determination Date"), (b) a CD Rate Security (the "CD Interest Determination Date"), (c) a Federal Funds Rate Security (the "Federal Funds Interest Determination Date"), (d) a Prime Rate Security (the "Prime Interest Determination Date") or (e) a CMT Rate Security (the "CMT Rate Interest Determination Date") will be the second Market Day preceding the Interest Reset Date with respect to such Security. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Security (the "LIBOR Interest Determination Date") will be the second London Market Day (as defined below) preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

         "Calculation Date", where applicable, means the date by which the Calculation Agent is to calculate the interest rate for this Security which shall be the earlier of (i) the tenth calendar day after the related Interest Determination Date, or if any such day is not a Market

Day, the next succeeding Market Day and (ii) the Market Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

         Upon the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect, and, if then determined, the interest rate which will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Security. The "Calculation Agent" means the agent appointed by the Company to calculate interest rates under the circumstances specified above. Unless otherwise provided on the first page hereof, the Calculation Agent will be The Chase Manhattan Bank.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the first page hereof. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         Unless otherwise indicated on the first page hereof and except as provided below, the Interest Payment Dates for this Security will be, if the rate of interest on this Security resets daily, weekly or resets monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year (as indicated on the first page hereof); if the rate of interest on this Security resets quarterly, the third Wednesday of March, June, September and December of each year; if the rate of interest on this Security resets semi-annually, the third Wednesday of the two months of each year that are six months apart specified on the first page hereof; and if the rate of interest on this Security resets annually, the third Wednesday of the month specified on the first page hereof, and in each case, at Maturity. If an Interest Payment Date specified on the first page hereof would otherwise be a day that is not a Market Day, such Interest Payment Date will be the next succeeding Market Day, except that in the case of a LIBOR Security, if such day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Market Day. "Market Day" means (a) with respect to any Security, any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close, (b) with respect to LIBOR Securities only, any such day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Market Day"), and (c) with respect to Foreign Currency Securities only, any day that is not a Saturday or Sunday and that, in the Principal Financial Center (as defined below) of the country of the Specified Currency or, with respect to Foreign Currency Securities denominated in European Currency Units, Brussels, is not a day on which banking institutions generally are authorized or obligated by law to close. "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency (except as described above with respect to European Currency Units) or (ii) the capital city of the country to which the Designated LIBOR Currency relates (or, in the case of European Currency Units, Luxemburg), as applicable, except, in the case of (i) or (ii) above, that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of the

Specified Currency) and Zurich, respectively. If the Maturity of this Security falls on a day that is not a Market Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Market Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity to the date of such payment on the next succeeding Market Day.

          Unless otherwise specified on the first page hereof under "Other Terms", interest payments hereon shall be the amount of interest accrued from and including each Interest Payment Date (or from and including the Issue Date in which case no interest has been paid) to, but excluding, the next succeeding Interest Payment Date or Maturity, as the case may be; provided, however, that
                                                       --------  -------
if the Interest Reset Dates with respect to any Security are daily or weekly, interest payable on any Interest Payment Date, other than interest payable (with respect to such principal) on any date on which principal on any such Note is payable, will include interest accrued to and including the next preceding Regular Record Date.

          Accrued interest hereon from the Issue Date shown above or from the last date to which interest has been paid or duly provided for is calculated by multiplying the first page amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Issue Date or from the last date to which interest has been paid or duly provided for, as the case may be, to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such date by 360, in the case of Commercial Paper Rate Securities, LIBOR Securities, CD Rate Securities, Federal Funds Rate Securities and Prime Rate Securities, or by the actual number of days in the year, in the case of Treasury Rate Securities and CMT Rate Securities.

          This permanent global Security is exchangeable for definitive Registered Securities of this series of like tenor and of an equal aggregate principal amount only if (x) the Depositary with respect to the Securities of this series (the "Depositary") notifies the Company that it is unwilling or unable to continue as Depositary for this permanent global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Company within 90 days (y) the Company in its sole discretion determines that this permanent global Security shall be exchangeable for definitive Registered Securities and executes and delivers to the Trustee a Company Order providing that this permanent global Security shall be so exchangeable or (z) there shall have happened and be continuing an Event of Default or any event which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this permanent global Security is a part. If this permanent global Security is exchangeable pursuant to the preceding sentence, this Security shall in the case of clause (x) above be exchanged in whole for definitive Registered Securities of this series, and in the case of clauses (y) and (z) above, be exchangeable for definitive Registered Securities of this series, provided that the definitive Registered Securities so issued in exchange for this Security shall be in authorized denominations and be of like tenor and of an equal aggregate principal amount as the portion of the Security to be exchanged, and provided further that, in the case of clauses (y) and (z) above, definitive Registered Securities of this series will be issued in exchange for this permanent global Security, or any portion hereof, only if such definitive Registered Securities were requested by written notice to the Security Registrar by or on behalf of a Person who is a beneficial owner of an interest herein given through the Holder hereof. Any definitive Registered Securities of this series issued in exchange for this permanent global Security shall be registered in the name or names of such Person or Persons as the Holder hereof shall instruct the Security Registrar. Except as provided above, owners of beneficial interests in this permanent global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture.

          Any exchange of this permanent global Security for one or more definitive Registered Securities of this series will be made at the New York office of the Security Registrar. Upon exchange of any portion of this Security for one or more definitive Registered Securities of this series, the Trustee shall endorse Exhibit A of this Security to reflect the reduction of its Principal Amount by an amount equal to the aggregate principal amount of the definitive Registered Securities of this series so issued in exchange, whereupon the Principal Amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more definitive Registered Securities of this series, this Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered definitive Registered Security of this series.

          Except as provided in the next paragraph, no beneficial owner of any portion of this permanent global Security shall be entitled to receive payment of accrued interest hereon until this permanent global Security has been exchanged for one or more definitive Registered Securities of this series, as provided herein and in the Indenture.

          The principal and any interest in respect of any portion of this permanent global Security payable in respect of an Interest Payment Date or at the Stated Maturity thereof, in each case occurring prior to the exchange of such portion for a definitive Registered Security or Securities of this series, will be paid, as provided herein, to the Holder hereof which will undertake in such circumstances to credit any such principal and interest received by it in respect of this permanent global Security to the respective accounts of the Persons who are the beneficial owners of such interests on such Interest Payment Date or at Stated Maturity. If a definitive Registered Security or Registered Securities of this series are issued in exchange for this permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, then interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Holder hereof, and the Holder hereof will undertake in such circumstances to credit such interest to the account or accounts of the Persons who were the beneficial owners of any portion of this permanent global Security on such Regular Record Date or Special Record Date, as the case may be.

         Payment of the principal of (and premium, if any) and any such interest on this permanent global Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment
                                                --------  -------
of interest may be made at the option of the Company by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register or by transfer to an account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received transfer instructions in writing).

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance with certain conditions set forth therein, which provisions shall apply to this Security.

         The provisions of Article Fourteen of the Indenture apply to Securities of this series.

         If so provided on the first page of this permanent global Security, this permanent global Security may be redeemed by the Company on the Redemption Date(s) and at the applicable Redemption Price(s) so indicated on the first page hereof. If no date on which this permanent global Security is redeemable is set forth on the first page hereof, this permanent global Security may not be redeemed prior to Maturity. On the Redemption Date(s), if any, on which this permanent global Security may be redeemed, this permanent global Security may be redeemed in whole or in part in increments of $1,000 (provided that any remaining principal amount of this permanent global Security shall be at least $1,000) at the option of the Company at the applicable Redemption Price(s), together with interest thereon payable to the Redemption Date(s).

         Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

         In the event of redemption of this permanent global Security in part only, a new permanent global Security or Securities of this series and of like tenor for the unredeemed portion of the Principal Amount hereof will be delivered to the Depositary upon the cancellation hereof.

         Unless otherwise indicated on the first page hereof, this permanent global Security will not have a sinking fund.

         If so provided on the first page of this permanent global Security, the Company may be required to repurchase this permanent global Security at the option of the Holder, in whole or in part, on the Redemption Date(s) and at the applicable Redemption Price(s) so indicated on the first page hereof, plus accrued interest, if any, to the applicable Redemption Date. On or before the applicable Redemption Date, the Company shall deposit with the Trustee money sufficient to pay the applicable Redemption Price and any interest accrued on the portion of this permanent global Security to be tendered for repayment. On and after such Redemption Date, interest will cease to accrue on this permanent global Security or any portion hereof tendered for repayment.

          The repayment option may be exercised by the Holder of this permanent global Security for less than the entire principal amount hereof, but in that event, the principal amount hereof remaining outstanding after repayment must be in an authorized denomination. In the event of repurchase of this permanent global Security in part only, a new Security or Securities of this series and of like tenor for the unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          In order for this permanent global Security to be repaid, the Paying Agent must receive at least 30 days but not more than 60 days prior to the Repayment Date (i) this permanent global Security with the form entitled "Option of Holder to Elect Purchase" attached to this permanent global Security duly completed or (ii) facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this permanent global Security, the principal amount of this permanent global Security, the principal amount of this permanent global Security to be repaid, the certificate number or a description of the tenor and terms of this permanent global Security, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this permanent global Security to be repaid, together with the duly completed form entitled "Option of Holder to Elect Purchase" attached to this Security, will be received by the Paying Agent not later than the fifth Business Day after the date of such facsimile transmission or letter; however, such facsimile transmission or letter shall only be effective if this permanent global Security and duly completed form are received by the Paying Agent by such fifth Business Day. Such notice, once given, will be irrevocable unless waived by the Company.

          Unless otherwise indicated on the first page hereof, this permanent global Security will not be subject to redemption at the option of the Holder.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series (including this permanent global Security and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and any interest on the Securities of this series (including this permanent global Security and the interests represented hereby) shall terminate.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby (voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this permanent global Security shall be conclusive and binding upon such Holder and upon all future Holders of this permanent global Security and the Persons who are beneficial owners of interests represented hereby, and of any Security issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this permanent global Security.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply
                           --------  -------
to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this permanent global Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this permanent global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and any interest on this permanent global Security at the times, places and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities of the series of which this permanent global Security is a part may be registered on the Security Register of the Company, upon surrender of such Securities for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

    No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment of a Registered Security (including this permanent global Security) for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    The Securities of this series of which this permanent global Security is a part are issuable only in registered form without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

    The Securities of this series (including this permanent global Security) shall be dated the date of their authentication.

    All terms used in this permanent global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank, the Trustee under the Indenture or its successor thereunder, by the manual signature of one of its authorized officers, this permanent global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporation seal.


                                   CSX CORPORATION


[Seal]
                                   By:_______________________________________
                                      Name:
                                      Title:


Attest:_______________________________________
          Assistant Corporate Secretary



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of a series issued under the Indenture described herein.


                                   THE CHASE MANHATTAN BANK, as Trustee



Dated:_____________________        By:_______________________________________
                                      Authorized Officer

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription above in this instrument shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-  as tenants in common              UNIF GIFT MIN ACT _______Custodian
TEN ENT-  as tenants by the                                              ______
           entireties                                          (Cust)    (Minor)
JT TEN-   as joint tenants with             Under Uniform Gifts to Minors Act
          right of survivorship and not as
          tenants in common
                                                       _____________________
                                                              (State)

Additional abbreviations may also be used though not in the above list.

                           [FORM OF TRANSFER NOTICE]

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
Insert Taxpayer Identification No.
----------------------------------

________________________________________________________________________________
Please print or typewrite name and address including zip code of assignee the within permanent global Security and all rights thereunder, hereby irrevocably constituting and appointing
_________________________________________________________________

attorney to transfer said permanent global Security on the books of the Company with full power of substitution in the premises.


Dated: _________              __________________________________________
                               NOTICE:  The signature to this assignment
                                        must correspond with the name as
                                        written elsewhere upon  the within
                                        instrument in every particular, without
                                        alteration or enlargement or any change
                                        whatever.

                     [OPTION OF HOLDER TO ELECT PURCHASE]


          If you wish to have all or a portion of this permanent global Security purchased by the Company pursuant to Article Fifteen of the Indenture, state the amount (in principal amount): $________________.

Date:


Your Signature: ________________________________________________________________
               (Sign exactly as your name appears elsewhere on this Security)

Signature Guarantee:  _______________________________________

                                                                       EXHIBIT A
                                                                       ------- -


                             Schedule of Exchanges
                             ---------------------